                            TIME BROKERAGE AGREEMENT

          Time Brokerage Agreement ("Agreement") dated as of October 31, 2001, by and among BEASLEY BROADCASTING OF NEVADA, LLC a North Carolina limited liability company ("Beasley"), KJUL LICENSE, LLC, a North Carolina limited liability company ("License LLC" and together with Beasley hereinafter referred to as "Licensee") and WILKS BROADCASTING LLC, a Delaware limited liability company ("Programmer").

          WHEREAS, Licensee is the licensee of radio stations WRNO(FM), licensed to New Orleans, Louisiana and KMEZ(FM), licensed to Belle Chase, Louisiana (collectively, the "Stations");

          WHEREAS, an Agreement of Purchase and Sale of Assets, dated as of October 31, 2001 is being entered into simultaneously herewith among Programmer, Licensee and certain other parties (the "APA"; with all capitalized terms used but not defined herein having the meanings set forth in the APA), and Programmer wishes to begin presenting programming on the Stations prior to such time as it acquires the Purchased Assets, and Licensee has agreed to make available to Programmer broadcast time on the Stations for the presentation of such programming consistent with the rules and regulations of the Commission.

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

      1.  Facilities.
          ----------
          (a) Licensees agree, beginning at 12:01 a.m. on November 1, 2001 (the "Effective Date"), to make all air time, transmission services and production facilities of and/or for the Stations available exclusively to Programmer and to broadcast, or cause to be broadcast, on the Stations the programming provided by or proposed to be presented by or on behalf of Programmer (the "Programming") which may originate either from Programmer's own studios or from Licensee's studios, all subject to the terms and conditions of this Agreement. The Programming is described in Attachment I hereto .

          (b) Programmer shall be entitled to locate any and all personnel as it deems appropriate at the offices and facilities of Licensee, and Licensee shall make available to Programmer all office, studio and other space and all programming, telephone and other equipment and facilities of Licensee required or requested by Programmer from time to time to enable it and its personnel to perform all the duties, business and activities contemplated by this Agreement.

     2.   Payments. Programmer hereby agrees, beginning on the first business
          --------
day of each calendar month following the Effective Date and during the term hereof, to pay Licensee, subject to such adjustments as shall be provided for in this Agreement, the monthly rate of Fifty Five Thousand U.S. Dollars ($55,000) (the "Monthly Payment") and to reimburse Licensee (an

"Expense Reimbursement") for those monthly legitimate and prudent operating expenses of Licensee in operating the Stations as set forth in Attachment II hereof. The Monthly Payment shall be due and payable on the first business day of each month and shall be prorated for any partial month. Programmer shall receive a payment credit with respect to any Programming which Programmer makes available for broadcast during Brokered Hours (as defined in Section 6), but which is preempted or which is not accepted by Licensee. Such credit shall be determined by multiplying the sum of the Monthly Payment plus the monthly Expense Reimbursement for the month in question by the ratio of the number of hours (or fractions thereof) of such Programming preempted or not accepted on a particular Station during such calendar month to the total number of Brokered Hours (or fractions thereof) for such Station in such calendar month. Final payment on account of the Monthly Payment and the Expense Reimbursement for the month in which Closing takes place shall be calculated to include the day of Closing.

     3.  Term.  The term of this Agreement (the "Term") shall commence as of the
         ----
Effective Date (the "TBA Commencement Date") and shall continue in effect until and shall terminate on the earlier of (i) the closing of the transactions contemplated by the APA, and (ii) the termination of the APA, in accordance with its terms, unless such Term is otherwise sooner terminated as set forth in
Section 16 below.

     4.  Programming Standards. Programmer shall furnish or cause to be
         ---------------------
furnished, and Licensee shall cooperate in all reasonable respects to facilitate the furnishing of, Programming in accordance in all material respects with the Communications Act of 1934, as amended, and the rules and requirements of the Federal Communications Commission (the "FCC or the "Commission"), including, without limitation, the Commission's rules on plugola/payola, lotteries, contests, station identification, minimum operating schedule, political programming and political advertising rates; and the Programming shall include announcements and disclosures (including but not limited to station identification announcements, EAS announcements, and sponsorship disclosures) necessary for each of the Stations to comply with the Commission's rules and requirements. In the event that Licensee determines, based on the exercise of Licensee's good faith reasonable business judgment, that Programmer has failed to comply in any material respect with the standards of the preceding sentence, Licensee may suspend or cancel any such Programming not in compliance. Programmer agrees that it will not change the current programming format of the either of the Stations during the Term.

     5.  Collection of Accounts Receivable. Licensee hereby assigns to
         ---------------------------------
Programmer, for the purpose of collection only, the accounts receivable of each of the Stations owing to Licensee as of the close of business on the day before the TBA Commencement Date (such accounts receivable being called "Licensee Receivables"). During the Term of this Agreement, Programmer will endeavor to collect such Licensee Receivables, as agent for Licensee and on Licensee's behalf, but in accordance with Programmer's normal collection procedures as in effect from time to time (and without being required to resort to litigation or collection proceedings), and Licensee agrees that during such period of time it shall refrain from taking any action (whether in connection with collection or otherwise) in respect of the Licensee Receivables. Programmer shall have the right and authority to endorse, without recourse, with the name of Licensee, any checks received in respect of any Licensee Receivables. Programmer shall not have the right to compromise, settle or adjust the amounts of any Licensee Receivable without Licensee's prior written consent. As soon as practicable, but in no event later than the 30th day of each calendar month beginning with the end of the first full month after the TBA Commencement Date or the next business day thereafter if the 30th is not a business day, Programmer will furnish Licensee with an accounting of the Licensee Receivables collected during the preceding calendar month, and, on such day Programmer shall remit to Licensee the net amount of all Licensee Receivables collected on Licensee's behalf by Programmer during such calendar month after deducting therefrom any applicable agency, sales and other commissions which shall be paid by Programmer as set forth below. Licensee acknowledges and agrees that all accounts receivable of any of the Stations that are earned from and after the TBA Commencement Date are the sole and exclusive property of Programmer. Programmer shall not be obligated to use any extraordinary efforts, retain counsel or a collection agency to collect any Licensee Receivable. To the extent that any amounts are received by Programmer from an obligor on both a Licensee Receivable and any other Station receivable of Programmer, such amounts, unless specifically allocated by the obligor, shall be allocated to payment of the oldest of such receivables first. Upon the earlier of (i) termination of this Agreement other than due to consummation of the APA, or (ii) 120 days after the Closing Date, Programmer will turn back to Licensee all of the Licensee Receivables of each of the Stations owing to Licensee which have not yet been collected (including all records and documents of each of the Stations relating to such uncollected accounts), and Programmer will thereafter have no further responsibility with respect to the collection of such Licensee Receivables, provided, however, that any funds received by Programmer subsequent to the Collection Period on account of any Licensee Receivables paid or payable to any of Licensee shall be remitted to Licensee within five (5) business days after the receipt of such funds. Within twenty (20) business days after Programmer turns back the Licensee Receivables pursuant to this Section, Programmer will furnish Licensee with a final and up-to-date accounting of the Licensee Receivables. Licensee acknowledges and agrees that Programmer is acting as collection agent hereunder for the benefit of Licensee (but subject to the limitations set forth herein) and that Programmer has accepted such responsibility for the accommodation of Licensee. Licensee shall remain responsible for all agencies, sales and other commissions and related payroll and other taxes and withholdings associated with or arising out of any of the Licensee Receivables and to the extent the same have not been paid by Licensee, during the period Programmer is collecting the Licensee Receivables, Programmer shall deduct the amount of such commissions and taxes from the amount to be remitted to Licensee and pay such amounts in accordance with Licensee's past customary practice.

     6.  Facilities.
         ----------

         (a) Licensee hereby covenants that each of the Stations shall operate in accordance with the authorizations issued to it by the Commission. Throughout the term of this Agreement, Licensee shall make each of the Stations available to Programmer for broadcast of Programming with its present authorized facilities or substantially similar facilities during Brokered Hours, subject to Licensee's rights to preempt Programming pursuant to Sections 4, 12 or 13 hereof. Programmer shall make available Programming for all Brokered Hours. "Brokered Hours" shall mean up to 168 hours per week, as Programmer shall determine, less up to ten hours in any calendar month as Licensee may deem necessary for maintenance of the facilities of each of the Stations. Licensee shall use best efforts to schedule downtime for maintenance on Sunday morning between the hours of 2 a.m. and 6:00 a.m. and to provide

Programmer with at least 48 hours prior notice of downtime for maintenance scheduled for any other hours.

         (b) To facilitate the production of Programming for each of the Stations, and in furtherance of Programmer's rights under this Agreement, Licensee shall permit Programmer and its employees to utilize substantially all space, equipment and furnishings at each of the Station's studios and offices currently used in conjunction with the operation of any of the Stations and shall permit Programmer to have continual access to all advertising files and related documentation, and all such files and documentation shall be maintained at each of the Stations. Programmer shall conduct itself, and shall cause its employees and agents to conduct themselves, in the course of their respective activities and operations under this Agreement with due care, in the ordinary course of business, and in a manner consistent with the normal and prudent operation of a commercial broadcast radio station of similar size and format. Licensee shall maintain the studios of and transmission facilities for each of the Stations in their present condition and repair and shall permit the same to serve as programming origination facilities for Programmer. Licensee shall maintain the Stations' studios in compliance with the FCC's rules and requirements, including, without limitation, the FCC's main studio rule. During the Term, Programmer shall have access to the studio and other space, equipment and facilities referred to herein 24 hours a day every day of the year. Licensee shall cooperate with Programmer, at Programmer's expense, in making such arrangements as Programmer shall reasonably request to deliver Programming from any remote location to each of the Station's respective transmitter sites.


         (c) Licensee shall maintain all equipment necessary for broadcasting by each of the Stations in a condition consistent with the current operations of the Stations in compliance in all material respects with the applicable rules, regulations and technical standards of the Commission, and all capital expenditures reasonably required to maintain the current technical quality of each of the Station's signal shall be made in a timely fashion at the expense and in the sole discretion of Licensee. If any of the Stations suffers any loss, reduction or damage of any nature to its signal or any of its transmission facilities which results in the interruption or material reduction of service of such Station or the inability of such Station to operate with currently-authorized facilities and power, Licensee shall use commercially reasonable efforts to effect such repairs as are necessary to restore full-time, full power operation of such Station with their currently-authorized facilities as soon as practicable.

     7.  Handling of Mail.  Programmer shall be responsible for receiving and
         ----------------
handling all mail, cables or telegrams directed to the Stations and shall promptly furnish to Licensee all such communications (or, as appropriate, copies thereof which are intended for Licensee or relate to Licensee's responsibilities under this Agreement or as a broadcast licensee of the Commission (including, but not limited to, copies of all correspondence received from members of the public with respect to the programming or operations of any of the Stations), and shall furnish to Licensee, unopened, any mail, cables or telegrams addressed to Licensee. Licensee shall furnish promptly to Programmer all mail, cables, or telegrams (or, as appropriate, copies thereof) received by Licensee that is intended for Programmer or relate to Programmer's responsibilities under this Agreement, and shall furnish to Programmer, unopened, any mail, cables or telegrams addressed to Programmer. Licensee shall be solely responsible for maintaining each of the Station's public files.

     8.  Responsibility for Employees and Expenses.
         -----------------------------------------

         (a) Licensee's Responsibilities. Licensee shall provide and be
             ---------------------------
responsible for each of the Station's personnel necessary for the broadcast transmission of Programmer's Programming and the exercise of the Licensee's rights of oversight and control of each of the Station's operations, which shall consist of two persons who shall be one manager and one non-management staff person ("Licensee's Employees"). Licensee's Employees shall at all times remain in the employ of Licensee and subject to Licensee's control and Licensee shall be responsible for all employee benefits and compensation and employment taxes with respect to such personnel. Subject to Programmer's obligation to make the Expense Reimbursement, and excluding any costs related to the production of Programmer's Programming or as otherwise provided in Section 8(b), Licensee will be responsible for payment in the first instance of all of each Station's expenses necessary to fulfill Licensee's Commission obligations and to transmit the Programming. Without limiting the generality of the foregoing, these costs and expenses to be paid by Licensee in the first instance shall include all costs associated with the maintenance of each of the Station's towers, transmitters and antennas, electrical power at each of the Station's studio and transmitter sites , lighting, heating and cooling at the studio and transmitter sites, maintenance of each of the Station's local public records file, rent for the studio and transmitter sites, and all other expenses associated with maintaining each of the Station's studios.

         (b)  Programmer's Responsibilities.
              -----------------------------
                    (i)  Offer of Employment. Within ten business days following
                         -------------------
the TBA Commencement Date, Programmer may offer employment, on terms and conditions determined by Programmer, to any active part-time or full-time personnel (other than (x) Licensee's Employees, (y) Walton and Johnson and (z) and such other exceptions as may be agreed to) employed at the Stations ("Active Station Employees") and shall provide Licensee a list of those Active Station Employees to whom an offer will not be made. For purposes of the previous sentence, "active personnel" shall mean all employees of Licensee except those employees who are receiving long-term or short-term disability benefits. Licensee will cooperate with Programmer in its efforts to hire the Active Station Employees to whom offers are so made. Active Station Employees accepting such offers of employment shall be referred to as the "Transferred Employees." Any Active Station Employee who either is not offered employment by Programmer or declines to accept employment with Programmer shall be referred to as a "Non-Transferred Employee."


                    (ii) Employee Benefits. Programmer shall permit each
                         -----------------
Transferred Employee to participate in Programmer's employee welfare benefit plans (as defined in Section 3(1) of ERISA) in the same manner as all other similarly situated employees of Programmer. Programmer agrees that for purposes of all benefit plans (including, but not limited to, "employee benefit plans" as defined in Section 3(3) of ERISA, and all policies and employee fringe benefit programs, including vacation policies) of Programmer in which Transferred Employees may participate, credit shall be given to the Transferred Employees for service previously credited with Licensee prior to the TBA Commencement Date. Programmer agrees that, for purposes of any employee benefit plan that requires deductibles, co-payments, or maximum out of pocket payments, credit will be provided to the Transferred Employees for any deductibles, co-payment or other amounts paid in respect of the plan year in which the TBA

Commencement Date occurs. Programmer also agrees, with respect to any employee benefit plan that imposes pre-existing condition exclusions, waiting periods or requires evidence of insurability, to waive such pre-existing condition exclusions or restrictions, any waiting period limitations, or any evidence of insurability requirements for the Transferred Employees, other than any consistent with any of those plans of Licensee theretofore applicable to any of the Transferred Employees. As soon as practicable after the TBA Commencement Date, Programmer shall allow Transferred Employees to participate in Programmer's savings or retirement plan(s) in the same manner as simil arly situated employees of Programmer.

               (iii)  No Third Party Beneficiary. No provisions of this
                      --------------------------
Agreement shall create any third party beneficiary rights of any employee or former employee (including any beneficiary or dependent thereof) of Licensee in respect of continued employment (or resumed employment) with Licensee or Programmer or in respect of any other matter.

               (iv)   Responsibilities. Programmer shall be responsible for the
                      ----------------
salaries, compensation and employment taxes, insurance, employee benefits (including COBRA Coverage), commissions, other sales costs, and related costs for the Transferred Employees and any other personnel used by Programmer in the production of the Programming (including salespeople, traffic personnel, board operators and programming staff). Programmer shall reimburse Licensee for all severance liabilities and obligations, if any (other than COBRA coverage) (i) arising from or related to, the termination of Non-Transferred Employees (other than those set forth on Schedule 8 hereto) by Licensee during the term of this Agreement and (ii) owed by Licensee to any Transferred Employee, but only, in each case under the preceding clauses (i) and (ii), to the extent such severance obligations (x) are consistent with the disclosures in the employment contracts or agreements provided to Programmer under Section 5.8 of the APA and (y) in the case of non-Transferred Employees who do not have an employment contract or agreement specifically identified in Section 5.8 of the APA, do not exceed two
(2) weeks of compensation. The Transferred Employees and other personnel utilized by Programmer in the performance of its obligations under this Agreement shall be in the employ of Programmer and subject to Programmer's control.

     9.  Contracts. Programmer shall act as Licensee's agent in connection with
         ---------
all contracts for the sale of advertising time on the Stations for cash and non-cash consideration and all contracts and other agreements identified in Schedule
5.8 of the APA and Licensee and Programmer shall cooperate to cause Programmer to receive the benefit of such contract or agreement in exchange for the performance by Programmer of all of Licensee's obligations under such contract or agreement (including without limitation the payment to Licensee of all amounts due under the contract or agreement on or after the TBA Commencement Date for services provided by Licensee, which amounts shall be included as part of the Expense Reimbursement). To the extent practicable and upon the receipt of any necessary consent, Licensee shall assign and Programmer shall assume any such contract or agreement (other than those necessary to fulfill Licensee's Commission obligations), and following such assignment and assumption, if an amount was included in the Estimate (as defined in Attachment II) in respect of such contract or agreement the Estimate shall be revised accordingly.

     10.  Programmer's Insurance. During the Term, Programmer shall maintain
          ----------------------
Broadcaster's Liability Insurance with coverage of at least One Million Dollars ($1,000,000.00) per occurrence, Commercial General Liability insurance of at least One Million Dollars ($1,000,000.00) per occurrence and Workers Compensation insurance of at least $500,000 per accident, with insurance companies that have a Best rating of A or better. Programmer shall deliver certificates of insurance periodically to Licensee evidencing that such insurance remains in effect and such policies shall name Licensee as an additional insured.

     11.  Advertising and Programming Revenues. Programmer shall retain all
          ------------------------------------
revenues from the broadcast or sale of advertising time that is broadcast on any of the Stations during its Programming, and from all other sources of revenues and/or advertising related to any of the Stations, in each case during the Term and may sell such advertising in combination with the sale of advertising on any other broadcasting stations of its choosing. All accounts receivable, claims and entitlements to payment arising from any of the foregoing shall be the sole and exclusive assets and property of Programmer.

     12.  Operation of the Stations.
          -------------------------

          (a) General. Notwithstanding anything to the contrary in this
              -------
Agreement, Licensee shall have authority and power over the operation of the Stations during the term of this Agreement. Licensee shall retain control, said control to be reasonably exercised, over the policies, programming and operations of the Stations, including, without limitation, the right to decide whether to accept or reject any Programming or advertisements, the right to preempt any Programming in order to broadcast a program deemed by Licensee to be of greater national, regional, or local interest, and the right to take any other actions for compliance with the laws of the United States or the State of Louisiana or the rules, regulations, and policies of the Commission. Licensee shall at all times be responsible for meeting all of the Commission's requirements with respect to public service programming, for maintaining the political and public inspection files and the station log (if any) of each of the Stations, and for preparation of programs/issues lists. Licensee shall at all times be responsible for compliance with the Commission's main studio rules and policies. Programmer shall, upon request by Licensee, provide Licensee with information with respect to such of Programmer's programs which are responsive to public needs and interest so as to assist Licensee in the preparation of required programming reports, and will provide upon request other information to assist Licensee's preparation of other records, reports and logs required by the Commission or other local, state or federal governmental agencies.

          (b) Political Advertising. Licensee will oversee and take ultimate
              ---------------------
responsibility with respect to the provision of equal opportunities, lowest unit charge and reasonable access to political candidates, and compliance with the Political Broadcast Rules of the FCC. Programmer shall supply information to assist Licensee, and shall consult and cooperate with Licensee, in complying with the lowest unit charge requirements of federal law. To the extent necessary, Programmer shall release advertising availabilities to Licensee to permit it to comply with the Political Broadcast Rules of the FCC including, but not limited to, Section 315 of the Communications Act of 1934, as amended; provided, however, that revenues received by Licensee as a result of such a
--------  -------
release of advertising time shall be deemed irrevocably assigned to and shall promptly be remitted to Programmer.

          (c)  Responsive Programming. Programmer and Licensee mutually
               ----------------------
acknowledge their interest in ensuring that each of the Stations serves the needs and interests of the residents of such Station's communities of license and service areas and agree to cooperate in doing so. Licensee may request, and Programmer shall provide, information concerning such of Programmer's Programming that is responsive to community issues so as to assist Licensee in the satisfaction of their public service programming obligations.

        13.    Special Events. Licensee reserves the right to preempt any of the
               --------------
broadcasts of Programmer's Programming and to use such preempted time for broadcast of special events deemed by Licensee to be of importance to its community of license. In all such cases, Licensee shall use its diligent efforts to give Programmer reasonable advance notice of its intention to preempt Programmer's Programming; provided however, that any revenues received as a
                          -------- -------
result of such preemption shall be deemed irrevocably assigned to and shall promptly be remitted to Programmer.

        14.   Indemnification.
              ---------------
          (a) Indemnification Rights. Each party will indemnify and hold
              ----------------------
harmless the other party, and the directors, officers, partners, employees, agents and affiliates of such other party, from and against any and all liability, including without limitation reasonable attorneys' fees arising out of or incident to (i) any breach by such party of a representation, warranty or covenant made herein or such party's actions taken or not taken (when such actions should have been taken) pursuant to the provisions of this Agreement, or
(ii) the programming produced or furnished by such party, or in the case of programming furnished or broadcast by Licensee, prior to the TBA Commencement Date provided that Programmer shall have no liability hereunder in respect of Programming broadcast by it, which Programming was originally produced, provided or contracted for by Licensee or any of Licensee's affiliates. Without limiting the generality of the foregoing, each party will indemnify and hold harmless the other party, and the directors, officers, partners, employees, agents and affiliates of such other party, from and against any and all liability for libel, slander, infringement of trademarks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights resulting from the programming produced or furnished by it hereunder and broadcast on any of the Stations provided that Programmer shall have no liability under this Section in respect of Programming broadcast by it, which Programming was originally produced, provided or contracted for by Licensee or any of Licensee's affiliates. The parties' indemnification obligations hereunder shall survive any termination or expiration of this Agreement.

          (b) Procedures. The provisions of Section 9.4 of the APA shall apply
              ----------
with respect to matters covered by this Article 14 as if the indemnifying party under this Agreement were the indemnifying party under said Section 9.4, and as if the indemnified party under this Agreement were the indemnified party under said Section 9.4, and as if such matters covered hereby were covered by said
Section 9.4.

          (c) Any indemnification liability or obligation of Programmer under this Agreement shall reduce dollar-for-dollar the aggregate "liquidated damages" amount set forth in Section 8.4 of the APA.

     15.  Force Majeure. Any failure or impairment of facilities or any delay or
          -------------
interruption in broadcasting programs, or failure at any time to furnish facilities in whole or in part, for broadcasting, due to acts of God, strikes, or threats thereof, force majeure, or due to causes beyond the control of any party, shall not constitute a breach of this Agreement, and no party shall be liable to any other party, except to the extent of allowing in each such case an appropriate payment credit to Programmer available to Licensee but not carried during Brokered Hours based upon a pro rata adjustment as specified in Section 2 calculated and based upon the length of time during which the failure or impairment exists or continues.

     16.  Right to Use the Programming.  The right to use the Programming and to
          ----------------------------
authorize its use in any manner and in any media whatsoever shall be, and remain, vested in Programmer.

     17.  Payola; EEO. Programmer agrees that it shall not accept, and shall not
          -----------
knowingly permit any of its employees to accept, any compensation or any in-kind gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the payer is identified in the program as having paid for or furnished such consideration in accordance with Commission requirements. Programmer agrees that, annually upon the reasonable request of Licensee, it will execute and provide Licensee (and require its employees and agents associated with production of its Programming to execute and provide Licensee) with an affidavit to that effect in such form as Licensee shall reasonably require. Programmer shall comply with all equal employment opportunity regulations and policies of the Commission to the extent such regulations and policies apply, or shall in the future apply, to the employment practices of Programmer's personnel assigned to duties in connection with the operation of the Stations; and Programmer shall timely provide Licensee with all information that shall be necessary to comply with any reporting obligations of the Commission pursuant to such regulations or policies.

     18.  Certain Governmental Action.
          ---------------------------
          (a) In the event that a federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Licensee for the operation of any of the Stations, or orders the termination of this Agreement and/or orders the curtailment, in any manner material to the relationship between the parties hereto, of the provision of Programming by Programmer hereunder, and/or determines that other similar time brokerage agreements, in whole or in part, are contrary to public or agency policy, at its option, Programmer may seek administrative or judicial appeal of or relief from such order(s) (in which event Licensee shall, at Licensee's expense, cooperate with Programmer in such proceedings), or Programmer may notify Licensee that it will terminate this Agreement pursuant to this Section 18. If the Commission designates the renewal application of any of the Stations for a hearing as a consequence of this Agreement or for any other reason, Programmer shall cooperate and comply with any reasonable request of Licensee to assemble and provide to the Commission information relating to Programmer's performance under this Agreement.

          (b) If this Agreement is challenged at or by the FCC or at or by the U.S. Department of Justice or the Federal Trade Commission, whether or not in connection with a license renewal application for any of the Stations, Programmer and Licensee, through their respective counsel, shall jointly defend this Agreement and the parties' performance thereunder throughout all such proceedings. If portions of this Agreement do not receive the approval of the FCC staff, to the extent that such approval may be required, then the parties shall use their best efforts to reform this Agreement in such a manner as to maintain the economic benefit anticipated by each party or seek reversal of the staff decision and approval from the FCC on appeal.

     19.  Termination.
          -----------

          (a) Termination. This Agreement may also be terminated under the
              -----------
following circumstances:

              (i) by Programmer, by giving written notice of termination to Licensee, if (A) Programmer is not then in material breach hereof, and (B) Licensee is in material breach of its obligations hereunder, has failed to cure such breach within the Cure Period, and such continuing breach by Licensee has had a material adverse effect on the business or operations of the Stations, taken as a whole;

              (ii) by Licensee, by giving written notice of termination to Programmer, if (A) Licensee is not then in material breach under this Agreement, and (B) Programmer is in material breach of its obligations hereunder and has failed to cure such breach within the Cure Period and such continuing breach by Programmer has had a material adverse effect on the business or operations of the Stations, taken as a whole;

              (iii) by mutual consent of the parties in writing; or

              (iv) by Programmer or Licensee, provided the terminating party has complied with the provisions of Section 18 hereof, by giving written notice of termination to the other party, if: (i) this Agreement is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review, or
(ii) there has been a material change in FCC rules, policies, or precedent that would cause this Agreement to be in violation thereof and such change is in effect and has not been stayed pending an appeal or further administrative review.

          (b) Failure or Consummation of APA. Notwithstanding any other
              ------------------------------
provision hereof, this Agreement shall terminate with no further action by Licensee or Programmer upon the termination of the APA in accordance with the terms thereof, or upon the consummation of the transactions contemplated thereby.

     20.  Post-Termination Matters.
          ------------------------
          (a) Upon any termination of this Agreement, Licensee shall have no further obligation to provide to Programmer any broadcast time or broadcast transmission facilities. Upon any termination, Programmer shall be responsible for all debts and obligations of

Programmer to third parties based upon the purchase of air time on the Stations and the use of Licensee's transmission facilities relating to the Stations, including, without limitation, accounts payable; provided, however, that Licensee will assume Trade Agreements to the extent the aggregate value (at current rates for time on the Stations as of the date of such termination or expiration) of unfilled obligations of the Programmer under any Trade Agreements entered into by Programmer on or after the TBA Commencement Date does not exceed the aggregate reasonable fair market value of any consideration yet to be received in exchange for the provision of time on the Stations by more than Seven Thousand Five Hundred Dollars ($7,500.00). Notwithstanding anything herein to the contrary, to the extent that any invoice, bill or statement submitted to Licensee after the termination of this Agreement or any payment made by Programmer prior to the termination of this Agreement relates to expenses incurred in operating the Stations, for periods both before and after the termination of this Agreement, such expenses shall be prorated between Licensee and Programmer in accordance with the principle that Programmer shall be responsible for expenses allocable to the period prior to the termination of this Agreement and Licensee shall be responsible for expenses allocable to the period on and after the termination of this Agreement. Each party agrees to reimburse the other party for expenses paid by the other party to the extent appropriate to implement the proration of expenses pursuant to the preceding sentence.

     (b) If this Agreement terminates other than as a result of the Closing (as defined in the APA), Programmer shall (i) assign to Licensee and Licensee shall assume all orders and agreements for the sale of advertising time on any of the Stations for cash and all trade, barter and similar agreements for the sale of advertising time on any of the Stations other than for cash and all such orders and agreements for advertising time entered into in the ordinary course of business during the Term and all other contracts and other agreements with respect to the Stations that Programmer has entered into, in the ordinary course of business on customary terms and conditions, involving payments or receipts during the life of such contracts of less than $15,000 in the case of any single contract but not more than $75,000 in the aggregate that are in effect on the date of such termination or expiration (collectively, the "Contracts"); (ii) be responsible for only those obligations under the Contracts in respect of the period commencing on or after the TBA Commencement Date and ending prior to the termination of this Agreement; (iii) be responsible for collecting the accounts receivable arising from Programmer's operation of the Station on or after the Commencement Date and prior to the termination of this Agreement, as to which Licensee shall cooperate with Programmer, to the extent reasonably requested, to assist Programmer in collecting any such accounts receivable; and (iv) cease collecting the Licensee Receivables pursuant to Section 5 and return any remaining Licensee Receivables to Licensee for collection.

     (c) If this Agreement terminates other than as a result of the Closing (as defined in the APA), beginning on the date of termination of this Agreement, Licensee agrees to offer employment to the Transferred Employees but not to any other employees of Programmer. Licensee shall permit each Transferred Employee who so accepts such offer to participate in Licensee's employee welfare benefit plans (as defined in Section 3(1) of ERISA) in the same manner as all other similarly situated employees of Licensee. Licensee agrees that for purposes of all benefit plans (including, but not limited to, "employee benefit plans" as defined in Section 3(3) of ERISA, and all policies and employee fringe benefit programs, including vacation policies) of Licensee in which Transferred Employees may participate, credit shall be given to the Transferred Employees for service previously credited with Programmer prior to the termination of this Agreement. Licensee agrees that, for purposes of any employee benefit plan that requires deductibles, co-payments, or maximum out of pocket payments, credit will be provided to the Transferred Employees for any deductibles, co-payment or other amounts paid in respect of the plan year in which the termination of this Agreement occurs. Licensee also agrees, with respect to any employee benefit plan that imposes pre-existing condition exclusions, waiting periods or requires evidence of insurability, to waive such pre-existing condition exclusions or restrictions, any waiting period limitations, or any evidence of insurability requirements for the Transferred Employees other than any consistent with those plans of Programmer theretofore applicable. As soon as practicable after the termination of Agreement, Licensee shall allow Transferred Employees to participate in Licensee's savings or retirement plan(s) in the same manner as similarly situated employees of Licensee.

       (d) Notwithstanding anything in Section 14 to the contrary, no expiration or termination of this Agreement shall terminate the obligation of each party to indemnify the other for claims under Section 14 hereof or limit or impair any party's rights to receive payments due and owing hereunder on or before the date of such termination except as otherwise provided in Section 8.4 of the APA.

  21.  Certain Understandings.  Anything to the contrary contained herein
       ----------------------
notwithstanding, no termination of this Agreement, in and of itself, for any reason whatsoever shall have any effect on or terminate any right or obligation of Programmer or any right or obligation of Licensee under the APA and shall not provide cause for the termination of the APA. To the extent Licensee shall be entitled to, or Programmer shall pay to Licensee, any amount on account of any damages arising out of any breach or default, or act or omission, of Programmer under or arising out of this Agreement, such amounts shall reduce dollar-for-dollar the aggregate liquidated damages amount set forth in Section 8.4 of the APA.

  22.  Certifications.  Pursuant to Note 2(k)(3) to Section 73.3555 of the FCC's
       --------------
rules, Licensee, by the signature of its authorized representative to this Agreement, certifies that it maintains ultimate control over the Stations' facilities, including specifically control over station finances, personnel and programming. Programmer, by the signature of its authorized representative to this Agreement, certifies that this Agreement complies with the provisions of Sections 73.3555(a), (c) and (d) of the FCC's rules.

  23.  Public Announcements.  The parties will coordinate and consult with one
       --------------------
another and obtain the prior approval of the other party, which shall not be unreasonably withheld, before making any press release or other public announcement concerning the transactions contemplated under this Agreement; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by any law, rule, regulation, ordinance, order, judgment or decree or any listing agreement with a national securities exchange to which it or any of its affiliates is a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. Nothing in this Section shall prevent either party from disclosing information to its accountants, attorneys, lenders, investors or other advisors ("Representatives"), who shall be advised of the confidential nature of such information and such party so disclosing such information shall nevertheless be responsible for any unauthorized disclosure by any of its Representatives.

     24. Modification and Waiver. No modification or waiver of any provision of
         -----------------------
this Agreement shall in any event be effected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such shall be effective only in the specific instance and for the purpose for which given.

     25. No Waiver; Remedies Cumulative. No failure or delay on the part of
         ------------------------------
Licensee or Programmer in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power. The rights and remedies of Licensee and Programmer herein provided are cumulative and are not exclusive of any right or remedies which it may otherwise have.

     26. Constructions.  This Agreement shall be construed and enforced in
         -------------
accordance with the laws of the State of New York, without regard to principles of conflicts of laws, and the obligations of the parties hereto are subject to all federal, state or municipal laws or regulations now or hereafter in force and to the regulations of the Commission and all other government bodies or authorities presently or hereafter to be constituted.

     27. Headings.  The headings contained in this Agreement are included for
         --------
convenience only and no such heading shall in any way alter the meaning of any provision.

     28. Successors and Assigns. This Agreement shall be binding upon and inure
         ----------------------
to the benefit of the parties and their respective successors and assigns, including without limitation, any assignee of the Commission license for the Station.

     29. Counterpart Signatures. This Agreement may be executed in multiple
         ----------------------
copies, each of which shall constitute an original.

     30. Notices. All notices, demands, and requests required or permitted to be
         -------
given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (a) on the date of personal delivery or (b) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested, or if sent by Federal Express or similar courier service, with all charges prepaid. All such notices, demands, and requests shall be addressed as follows:

               If to Programmer:

                    Wilks Broadcasting LLC
                    9330 Old Southwick Pass
                    Alpharetta, GA 30022
                    Attn:  Jeffrey S. Wilks
               with a copy to:

                    The Wicks Group of Companies, L.L.C.
                    405 Park Avenue
                    New York, NY 10022
                    Fax No.: 212-223-2109
                    Attn: Craig B. Klosk

                    and

                    Golenbock, Eiseman, Assor, Bell & Peskoe
                    437 Madison Avenue
                    New York, New York 10022
                    Attn: Nathan E. Assor, Esq.

               If to Licensee:

                    Beasley Broadcasting of Nevada, LLC
                    3033 Riviera Drive, Suite 200
                    Naples, FL  34103
                    Attn:  B. Caroline Beasley

               with a copy to:

                    Latham & Watkins
                    555 11/th/ Street, NW, Suite 1000
                    Washington, DC  20004
                    Attn:  Joseph D. Sullivan, Esq.

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 27. Nothing in this Section shall preclude the delivery of notices by appropriate means other than those described above, including facsimile.

     31.  Entire Agreement. This Agreement embodies the entire agreement between
          ----------------
the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof. No alterations, modification or change of this Agreement shall be valid unless by like written instruments.

     32. Severability. In the event that any of the provisions contained in this
         ------------
Agreement is held to be invalid, illegal or unenforceable it shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein, subject to Programmer's right to terminate pursuant to Section 18 hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         Licensee

                                         BEASLEY BROADCASTING OF NEVADA, LLC



                                         By: /s/ Caroline Beasley
                                            ------------------------
                                            Name: Caroline Beasley
                                            Title: Manager



                                         KJUL LICENSE, LLC


                                         By: /s/ Caroline Beasley
                                            ------------------------
                                            Name: Caroline Beasley
                                            Title: Manager



                                         Programmer

                                         WILKS BROADCASTING LLC



                                        By: /s/ Jamie M. Weston
                                           ------------------------
                                           Name:  Jamie M. Weston
                                           Title:  Vice President

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT I

          Programmer's Programming will be an entertainment format, which may include news as well as promotions (including on-air giveaways) and contests. Programming may include commercial matter, including that in both program or spot announcement forms, as well as public affairs and public service information.

                                 ATTACHMENT II

          Programmer shall reimburse to Licensee the actual costs incurred by Licensee with respect to the following expenses incurred solely in the actual operation of the Stations attributable to the term of this Agreement, in each case except as otherwise provided below or elsewhere in this Agreement: tower and studio rents, utilities, property taxes with regard to the Stations' property, normal and ordinary building and tower maintenance, normal and ordinary engineering fees incurred by Licensee in the operation of the Stations, casualty and liability insurance premiums with respect to insurance policies currently maintained by the Stations in an amount equal to the current, arms length premiums being currently paid by the Stations therefor, music licensee fees (i.e., ASCAP, BMI and SESAC), software license fees, pro rated FCC annual regulatory fees, compensation and other expenses related thereto associated with Licensee personnel required to be provided pursuant to Section 8(a) hereof, and programming and production costs actually incurred by Licensee in respect of any Programming to be aired after the TBA Commencement Date ("Operating Expenses"). An estimate of such Operating Expenses is attached as Attached II-A hereto (the "Estimate"). Anything to the contrary contained herein or in this Agreement notwithstanding, Programmer shall not be responsible for or be required to reimburse Licensee for any of the following:

          1.   Licensee's income, franchise and similar taxes.

          2. Interest on and principal of loans and/or indebtedness and other fees, charges, costs and expenses relating to loans and/or indebtedness.

          3. Legal, accounting and other professional fees and expenses in connection with or arising out of this Agreement and/or the APA and/or the negotiation, administration, interpretation or closing of this Agreement and/or the APA and/or the transactions contemplated hereby and thereby.

          4. Any costs, expenses or expenditures in the nature of capital expenditures or improvements, or expenses associated with the maintenance or repair of towers or equipment, other than routine, ordinary and customary maintenance consistent in dollar amount and nature with past practice and experience of the Stations.

          Programmer shall pay the Estimate (as such Estimate may be adjusted upwards or downwards pursuant to Section 9 or to take account of any foreseeable reduction or increase in the expenses covered thereby) on or prior to the last day of each calendar month. On the 20th day of each month, Licensee will provide Programmer a list of the actual expenses incurred the preceding month, together with copies of the invoices or other backup information as may exist, at which time Programmer either shall receive a credit for any over-payment that may have occurred, or else shall pay any deficit within ten business days of receipt of the list. In the event the TBA Commencement Date is in the middle of a month, Programmer only will be responsible to reimburse Licensee for Operating Expenses relating to the portion of the month during which the term of this Agreement has been in effect.

     In the event of a bona fide dispute as to any requested reimbursement, Programmer may dispute such reimbursement and may withhold payment to Licensee until such dispute is resolved.

                                   SCHEDULE 8



     Tom Kennedy

     Jim Owen